Exhibit 99.1

OMNIVISION REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER OF FISCAL 2013

~ Second Quarter Revenues Grow 79% Year-Over-Year ~

SANTA CLARA, Calif., — November 29, 2012 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading developer of advanced digital imaging solutions, today reported financial results for the second quarter of fiscal 2013 that ended on October 31, 2012.

Revenues for the second quarter of fiscal 2013 were $390.1 million, as compared to $258.1 million in the first quarter of fiscal 2013, and $217.9 million in the second quarter of fiscal 2012. GAAP net income in the second quarter of fiscal 2013 was $10.3 million, or $0.19 per diluted share, as compared to net income of $2.3 million, or $0.04 per diluted share in the first quarter of fiscal 2013, and $21.1 million, or $0.35 per diluted share in the second quarter of fiscal 2012.

Non-GAAP net income in the second quarter of fiscal 2013 was $18.6 million, or $0.33 per diluted share. Non-GAAP net income in the first quarter of fiscal 2013 was $11.6 million, or $0.21 per diluted share. Non-GAAP net income in the second quarter of fiscal 2012 was $30.1 million, or $0.48 per diluted share. Non-GAAP net income excludes stock-based compensation expenses and the related tax effects. Please refer to the attached schedule for a reconciliation of GAAP net income to non-GAAP net income for the three and six months ended October 31, 2012 and 2011 and for the three months ended July 31, 2012.

GAAP gross margin for the second quarter of fiscal 2013 was 16.6%, as compared to 19.1% for the first quarter of fiscal 2013 and 30.6% for the second quarter of fiscal 2012. The sequential decrease in second quarter gross margin reflected an increase in shipment mix of our advanced products that carried high manufacturing costs.

The Company ended the period with cash, cash equivalents and short-term investments totaling $139.6 million, a decrease of $97.0 million from the previous quarter. The decrease was caused by a $106.6 million increase in accounts receivable, the result of a significant sequential increase in revenues.

“Once again, I am pleased to report that OmniVision has achieved the high end of its revenues guidance, and that the company remains well-positioned to maintain its sales momentum into the third fiscal quarter,” said Shaw Hong, chief executive officer of OmniVision Technologies, Inc. “We have taken, and will continue to take, actions to improve our corporate gross margins.”

“In addition, I am pleased to announce the addition of Raymond Wu to OmniVision’s management team,” continued Hong. “Raymond, one of our co-founders, has agreed to re-join us as our President, effective December 1, 2012. During his previous tenure, Raymond’s intellect, experience and influence extended to market development, engineering and sales. We are enthused by his return, and with his knowledge of our company and the industry, I expect Raymond to make significant contributions to OmniVision’s continued growth in the years to come.”

Outlook

Based on current trends, the Company expects revenues for the third quarter of fiscal 2013 will be in the range of $390 million to $425 million and GAAP net income per share will be between $0.17 and $0.30 per diluted share. Excluding the estimated expense and related tax effects associated with stock-based compensation, the Company expects its non-GAAP net income per share will be between $0.33 and $0.46 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies, Inc. will host a conference call today at 5:00 p.m. Eastern time to discuss these results further. This conference call can be accessed via a webcast at www.ovt.com. The call can also be accessed by dialing 866-202-4683 (domestic) or 617-213-8846 (international) and entering passcode 90641132.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for one week beginning approximately one hour after the conclusion of the call. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 13057519.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCubeChip™ products using CameraCubeChip™, OmniBSI™, OmniBSI+™, OmniBSI-2™, OmniPixel®, OmniPixel2™, OmniPixel3™ and OmniPixel3-HS™ technologies are highly integrated, single-chip CMOS image sensors for consumer and commercial applications including mobile phones, notebooks, tablets and webcams, entertainment devices, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to our expectations regarding revenues and earnings per share for the three months ending January 31, 2013 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, our ability to maintain and increase sales to current key customers and end-users of our products; fluctuations of wafer manufacturing costs, manufacturing yields, manufacturing capacity and other manufacturing processes and the impact on gross margins; the potential loss or reduction of orders from one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; fluctuations in sales mix and average selling prices; our ability to timely complete the product development cycle for new sensors; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phones, tablets and other entertainment devices, laptops and personal computers, digital still cameras and automobile manufacturers; competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; the impact of general economic conditions on orders from the end-user customers of our products; the Company’s ability to accurately forecast customer demand for its products; the market acceptance of products into which the Company’s products are designed; the development, production, introduction and marketing of new products and technology; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and recent Quarterly Reports on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding of both its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income and net income per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expenses and the related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of stock-based compensation on the number of basic and diluted common shares used in calculating non-GAAP basic and diluted net income per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income did not reflect the on-going relative strength of the Company’s performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income and non-GAAP net income per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. As the calculation of non-GAAP financial measures differs between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. Other than stock-based compensation and the related tax effects, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and basic and diluted share items to exclude the accounting treatment of stock-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying stock-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its stock-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income and net income per share on a basis prepared in accordance with GAAP to enable investors to consider net income and net income per share determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expenses and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock, stock market volatility, expected option life, risk-free interest rates, and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP NET INCOME PER DILUTED SHARE

TO PROJECTED NON-GAAP NET INCOME PER DILUTED SHARE

(unaudited)

	Three Months Ending January 31, 2013
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Net income per share	$0.17	$0.30	$0.16	(1)	$0.33	$0.46

(1)       Reflects estimated adjustment for expense and related tax effects associated with stock-based compensation.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	October 31,	April 30,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$115,511	$290,492
Short-term investments	24,096	40,515
Accounts receivable, net of allowances for doubtful accounts and sales returns	249,283	107,793
Inventories	398,694	291,340
Prepaid and deferred income taxes	4,717	4,083
Prepaid expenses and other current assets	9,405	8,542
Total current assets	801,706	742,765
Property, plant and equipment, net	154,045	144,792
Long-term investments	127,178	128,940
Goodwill	10,227	10,227
Intangibles, net	63,300	69,028
Other long-term assets	16,951	7,205
Total assets	$1,173,407	$1,102,957

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$193,608	$159,860
Accrued expenses and other current liabilities	40,367	35,416
Income tax payable	—	987
Deferred revenues, less cost of revenues	14,094	10,115
Current portion of long-term debt	2,141	3,146
Total current liabilities	250,210	209,524
Long-term liabilities:
Long-term income taxes payable	85,143	88,159
Non-current portion of long-term debt	39,008	39,337
Other long-term liabilities	5,003	5,058
Total long-term liabilities	129,154	132,554
Total liabilities	379,364	342,078

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 74,141 shares issued and 53,542 outstanding at October 31, 2012 and 72,964 shares issued and 52,365 outstanding at April 30, 2012, respectively	74	73
Additional paid-in capital	596,643	575,935
Accumulated other comprehensive income	2,753	2,970
Treasury stock, 20,599 at October 31, 2012 and April 30, 2012, respectively	(278,683)	(278,683)
Retained earnings	473,256	460,584
Total stockholders’ equity	794,043	760,879
Total liabilities and stockholders’ equity	$1,173,407	$1,102,957

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2012	2011	2012	2011
Revenues	$390,137	$217,919	$648,201	$493,990
Cost of revenues	325,453	151,258	534,302	339,936
Gross profit	64,684	66,661	113,899	154,054

Operating expenses:
Research, development and related	30,361	29,027	59,209	57,372
Selling, general and administrative	18,131	15,771	36,859	31,874
Amortization of acquired patent portfolio	2,322	2,322	4,643	4,643
Total operating expenses	50,814	47,120	100,711	93,889

Income from operations	13,870	19,541	13,188	60,165
Benefit from acquisition of production operations from VisEra	—	8,626	—	8,626
Equity in earnings of investees, net	1,192	677	2,332	1,694
Interest expense, net	(728)	(247)	(1,486)	(469)
Other income (expense), net	222	(888)	316	(1,138)
Income before income taxes	14,556	27,709	14,350	68,878

Provision for income taxes	4,211	6,624	1,678	5,821
Net income	$10,345	$21,085	$12,672	$63,057

Net income per share:
Basic	$0.19	$0.35	$0.24	$1.07
Diluted	$0.19	$0.35	$0.24	$1.03

Shares used in computing net income per share:
Basic	53,514	59,612	53,172	59,131
Diluted	53,675	60,207	53,310	60,984

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended		Three Months Ended
	October 31,		October 31,		July 31,
	2012	2011	2012	2011	2012
GAAP net income	$10,345	$21,085	$12,672	$63,057	$2,327
Add:
Stock-based compensation in cost of revenues	977	712	2,037	1,176	1,060
Stock-based compensation in research, development and related expenses	4,113	3,249	8,865	5,853	4,752
Stock-based compensation in selling, general and administrative expenses	3,344	2,788	7,060	5,005	3,716
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	(228)	2,224	(522)	2,154	(294)
Non-GAAP net income	$18,551	$30,058	$30,112	$77,245	$11,561

GAAP provision for income taxes	$4,211	$6,624	$1,678	$5,821	$(2,533)
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	(228)	2,224	(522)	2,154	(294)
Non-GAAP provision for income taxes	$4,439	$4,400	$2,200	$3,667	$(2,239)

Non-GAAP net income per share:
Basic	$0.35	$0.50	$0.57	$1.31	$0.22
Diluted	$0.33	$0.48	$0.54	$1.24	$0.21

Shares used in computing non-GAAP net income per share:
Basic	53,514	59,612	53,172	59,131	52,830
Diluted	56,211	62,544	55,695	62,469	55,186

Contact Information

Investor Relations:

Mary McGowan

Blackburn Communications

408.653.3263

invest@ovt.com